EXHIBIT 1.A.8(c)

                             PARTICIPATION AGREEMENT

                                      Among

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.

                                       and

                           PFL LIFE INSURANCE COMPANY

                  THIS AGREEMENT (the "Agreement"), made and entered into as of the 15th day of December, 1997 by and among PFL Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time by mutual consent (hereinafter collectively the "Accounts"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser").

                  WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") offered by insurance companies (hereinafter "Participating Insurance Company");

                  WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", and each representing the interests in a particular managed pool of securities and other assets;


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                  WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated July 16, 1986 (File No. 812-6324) granting Participating Insurance Company and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order")

                  WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");

                  WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940; WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Contracts") (unless an exemption from registration is available);

                  WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable contracts (the Contract(s) and the Account(s) covered by the Agreement are specified in Schedule 2 attached hereto, as may be modified by mutual consent from time to time);

                  WHEREAS, the Company have registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available);

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intend to purchase shares in the Portfolios (the Portfolios covered by this Agreement are specified in Schedule 3 attached hereto as may be modified by mutual consent from time to time), on behalf of the Accounts to fund the Contracts named in Schedule 2, as may be amended from time to time by mutual consent, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and


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                  NOW, THEREFORE, in consideration of their mutual promises, the
Fund, the Adviser and the Company agree as follows:

ARTICLE I.        SALE OF FUND SHARES

                  1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

                  1.2. The Company shall pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire or by a credit for any shares redeemed.

                  1.3. The Fund agrees to make Fund shares available for purchase at the applicable net asset value per share by the Company for their separate Accounts listed in Schedule 1 on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

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                  1.4. The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information, in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.

                  1.5. The Company shall pay for the Fund shares on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.4 hereof. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Fund's treasurer or by a credit for any shares redeemed.

                  1.6. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 3 offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner to give instructions to the Company which would require the Company to redeem or exchange shares of the Fund.

                  1.7. The Fund shall make the net asset value per share for each portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:00 p.m. central time) and shall use its best efforts to make such net asset value per share available by 5:00 p.m. central time.

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ARTICLE II.       SALES MATERIAL, PROSPECTUSES AND OTHER REPORTS

                  2.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten Business Days after receipt of such material. "Business Day" shall mean any day in which the New York Stock Exchange is open for trading and in which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                  2.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sale literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

                  2.3. For purposes of this Article II, the phrase "sales literature or other promotional material" means advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

                  2.4. The Company and the Fund will each provide to the other at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.


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                  2.5. The Fund or the Adviser shall provide the Company with as many printed copies of the Fund's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund or the Adviser shall provide camera-ready film containing the Fund's prospectus and the Statement of Additional Information and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and Statements of Additional Information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in orders to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund or the Adviser. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund or the Adviser will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of additional Information.

                  The Company agrees to provide the fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

                  2.6. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Fund or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund or the Fund's transfer agent).


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                  2.7. The Fund or the Adviser, at its expense, shall provide the Company with copies of the Fund's proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 2.5) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

                  2.8 If and to the extent required by law the Company shall:
                    (i) solicit voting instructions from Contract owners;

                    (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                    (iii) vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with the voting provisions set forth in the Mixed and Shared Funding Exemptive Order.

                  2.9. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE III.      FEES AND EXPENSES

                  3.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser, except as provided herein. Nothing herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for, other services related to the Fund and/or to the Accounts.


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                  3.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law. The Fund or the Adviser shall bear the expenses of setting the Fund's prospectus in type, setting in type and printing the Fund's proxy materials and the Fund's reports to shareholders (including the costs of printing a prospectus that constitutes and annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

                  3.3. The Company shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company. . 3.4. In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 3 or an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Company desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.


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ARTICLE IV.       POTENTIAL CONFLICTS

                  4.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

                  4.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company are unaware of any such potential or existing material irreconcilable conflicts.


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                  4.3. If it is determined by a majority of the Board, or a
majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to an including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Company) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

                  4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

                  4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation.


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                  4.6. For purposes of Sections 4.3 through 4.6 of this
Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 4.3 to establish a new funding medium for Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the particular Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

ARTICLE V.        INDEMNIFICATION

                   5.1. Indemnification By The Company

                   5.1.(a). The Company agrees to indemnify and hold harmless the Adviser and the Fund and each trustee of the Board and Officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:


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                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 5.1(b) and 5.1(c) hereof.


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                  5.1(b). The Company shall not be liable under this
indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's wilful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

                  5.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons of other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  5.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

                  5.2.     Indemnification by the Adviser


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                  5.2(a) The Adviser agrees to indemnify and hold harmless the
Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect of) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to the state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sale literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, Adviser or Adviser or persons under their control, with respect to the sale of distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or


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                  (iv) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof.

                  5.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.


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                  5.2(c). The Adviser shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                  5.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

                  5.3.  Indemnification By the Fund

                  5.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 5.3(b) and 5.3(c) hereof.


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                  5.3(b). The Fund shall not be liable under this
indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser or each Account, whichever is applicable.

                  5.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                   5.3(d). The Company and the Adviser agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE VI.       APPLICABLE LAW

                   6.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

                   6.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. ARTICLE VII. TERMINATION

                   7.1 This Agreement shall terminate with respect to some or all Portfolios:

                   (a) at the option of any party upon six month's advance written notice to the other parties;

                   (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company; or

                   (c) as provided in Article IV

                   7.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 7.1(a) may be exercised for cause or for no cause.

                  7.3. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement for which shares of the Fund serve as the underlying investment medium (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments n the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 7.3 shall not apply
(i) to any terminations under Article IV and the effect of such Article IV terminations shall be governed by Article IV of this Agreement, or (ii) if the further sale of additional shares of the Fund to the Contracts is prohibited by law or by regulatory authorities. ARTICLE VIII. NOTICES

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

                  If to the Fund:
                           Oppenheimer Variable Account Funds
                           c/o OppenheimerFunds, Inc.
                           2 World Trade Center
                           New York, NY 10048-0203
                           Attn: Legal Department

                  If to the Adviser:
                           OppenheimerFunds, Inc.
                           2 World Trade Center
                           New York, NY 10048-0203
                           Attn: General Counsel

                  If to the Company:
                           PFL Life Insurance Company
                           4333 Edgewood Road, NE
                           Cedar Rapids, IA 52499-0001
                           Attn: Financial Markets Division, Legal Department

ARTICLE IX.       MISCELLANEOUS

                  9.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

                  9.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  9.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                  9.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                  9.5. Each party hereto shall cooperate with, and promptly notify each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                  9.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                   9.7. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect. 9.8. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

                  9.9. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

                  9.10. This Agreement sets forth the entire agreement between the parties and supersedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

                                    PFL LIFE INSURANCE COMPANY

                                    By: s/ WILLIAM L. BUSLER
                                       ----------------------------------
                                    Title: President
                                          -------------------------------
                                    Date: 12/15/97
                                          -------------------------------

                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                    By: s/ ANDREW J. DONOHUE
                                       -----------------------------------
                                    Title: Vice President
                                          --------------------------------
                                    Date:
                                          --------------------------------

                                    OPPENHEIMERFUNDS, INC.

                                    By: s/
                                       -----------------------------------
                                    Title: Vice President
                                          --------------------------------
                                    Date: 12/9/97
                                         ---------------------------------

                                   SCHEDULE 1

                               SEPARATE ACCOUNTS:

                             PFL Retirement Builder
                            Variable Annuity Account

                     Established by the Board of Directors
                               on March 29, 1996

                                   SCHEDULE 2

                           PFL Life Insurance Company

                                 Policy Form No.

                                AV 288-101-95-796
                       (including successor forms, addenda

                      and endorsements - may vary by state)

                             Under marketing names:
                  "Retirement Income Builder Variable Annuity"

                                       or

                   "First Union First Choice Variable Annuity"
                         (or successor marketing names)

                                   SCHEDULE 3

               Portfolios of Oppenheimer Variable Account Funds:

                            Oppenheimer Growth Fund
                        Oppenheimer Strategic Bond Fund
                      Oppenheimer Multiple Strategies Fund

                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

         The Participation Agreement, dated as of December 15, 1997 (and amendments thereto), by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., and PFL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:

Schedule 1 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 1

                 PFL Retirement Builder Variable Annuity Account
             Established by the Board of Directors on March 29, 1996

                  Legacy Builder Variable Life Separate Account
           Established by the Board of Directors on November 20, 1998

                           PFL Variable Life Account A
              Established by the Board of Directors on July 1, 1999

Schedule 2 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 2

          PFL Life Insurance Company Policy Form No. AV 288-101-95-796 (including successor forms, addenda and endorsements - may vary by state)

     Under the marketing names: "Retirement Income Builder Variable Annuity"
                     or "Portfolio Select Variable Annuity"

            PFL Life Insurance Company Policy Form No.'s VL20 & JL20
                  Under the marketing name "Legacy Builder II"

             PFL Life Insurance Company Policy Form No. APUL0600 699
                 Under the marketing name: "Variable Protector"

Schedule 3 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE 3

                Portfolios of Oppenheimer Variable Account Funds:

 Oppenheimer Capital Appreciation Fund/VA Oppenheimer Aggressive Growth Fund/VA
   Oppenheimer Strategic Bond Fund/VA Oppenheimer Multiple Strategies Fund/VA
     Oppenheimer Global Securities Fund/VA Oppenheimer High Income Fund/VA Oppenheimer Main Street Growth & Income Fund/VA Oppenheimer Bond Fund/VA

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         Effective Date:   October 1, 1999

OPPENHEIMER VARIABLE                        OPPENHEIMERFUNDS, INC.
ACCOUNT FUNDS

By: S/ ANDREW J. DONOHUE                    By: S/ ANDREW J. DONOHUE
   --------------------------------            --------------------------
Name: Andrew J. Donohue                     Name: Andrew J. Donohue
     ------------------------------              ------------------------
Title: Vice President and Secretary         Title: Executive Vice President
      -----------------------------               ------------------------

PFL LIFE INSURANCE COMPANY

By: S/ WILLIAM L. BUSLER
   --------------------------------
Name: William L. Busler
     ------------------------------
Title: President
      -----------------------------